Exhibit 10.4

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$3,227,530.00

October 4, 2004

FOR VALUE RECEIVED, CRL SYSTEMS, INC., a Nevada corporation (the "Borrower") hereby unconditionally promises to pay to the order of HARMAN PRO NORTH AMERICA, INC. (successor-in-interest to Harman Acquisition Corp.) (f/k/a Orban, Inc.)), a Delaware corporation (together with its successors and assigns, the "Lender"), at the Lender's Payment Office, in lawful money of the United States of America and in immediately available funds, the principal amount of THREE MILLION TWO HUNDRED AND TWENTY-SEVEN THOUSAND FIVE HUNDRED AND THIRTY AND NO/100 DOLLARS ($3,227,530.00) on the dates and in the amounts specified in the Credit Agreement (as defined below).  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding, at the rates specified in the Credit Agreement, on the dates specified in the Credit Agreement.  This Amended and Restated Secured Promissory Note (this "Note") is the Note described in the Credit Agreement between the Borrower and the Lender dated as of May 31, 2000 (the "Original Credit Agreement"), as amended by the First Extension Agreement, dated September 29, 2000, the Second Extension Agreement, dated November 28, 2000, the Third Extension Agreement, dated January 18, 2001, the Fourth Extension Agreement, dated February 22, 2001, the Tranche A Extension Agreement, dated March 30, 2001, the Tranche A Note and Tranche B Note Extension Agreement, dated April 16, 2001 (collectively, the "Extension Agreements"), the Amendment to Credit Agreement, dated as of October 1, 2001 (the "First Amendment to Credit Agreement"), the Second Amendment to Credit Agreement, dated as of May 1, 2002 (the "Second Amendment to Credit Agreement") and the Third Amendment to Credit Agreement, dated as of April 29, 2004 (the "Third Amendment to Credit Agreement") (the Original Credit Agreement, as amended by the foregoing Extension Agreements, the First Amendment to Credit Agreement, the Second Amendment to Credit Agreement and the Third Amendment to Credit Agreement, and as may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the "Credit Agreement").

This Note amends and restates, and combines and carries forward, without interruption or novation, the outstanding indebtedness of the Borrower to the Lender evidenced by each of the (i) Tranche A Note, dated May 31, 2000, as amended and restated by the Amended and Restated Tranche A Note, dated October 1, 2001, and the Second Amended and Restated Tranche A Note, dated May 1, 2001, each issued by the Borrower in favor of the Lender, and (ii) Tranche B Note, dated May 31, 2003, as amended and restated by the Amended and Restated Tranche B Note, dated October 1, 2001 and the Second Amended and Restated Tranche B Note, dated May 1, 2002, each issued by the Borrower in favor of the Lender (each as further amended, extended, modified or otherwise supplemented prior to the date hereof, collectively, the "Existing CRL Notes").  The aggregate outstanding principal amount of the Existing CRL Notes has been converted and reduced, effective as of the date of this Note, to the principal amount of this Note in accordance with the consummation of the transactions contemplated by the Third Amendment to Credit Agreement and the Debt Restructuring Agreement.

The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part

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hereof the date and amount of each payment or prepayment of principal thereof.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.  The failure to make any such endorsement (or any error therein) shall not affect the Obligations of the Borrower in respect of this Note, the Credit Agreement or the other Loan Documents.

This Note (a) is the Note referred to in the Credit Agreement, (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Security Documents.  Reference is hereby made to the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of acceleration and intent to accelerate and all other notices of any kind.

Unless otherwise defined herein, capitalized terms used but not defined herein that are defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement.

Remainder of Page Intentionally Left Blank

Signature Page - Amended and Restated Secured Promissory Note

DLI-5878972

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

CRL SYSTEMS, INC.

By: /s/ C. Jayson Brentlinger
Name: C. Jayson Brentlinger
Title: President

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